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                                                                   EXHIBIT 10.36



                         SERVICES OUTSOURCING AGREEMENT

                                     BETWEEN

                         Mobil Diesel Supply Corporation

                                       AND

                          Petro Stopping Centers, L.P.

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Mobil Diesel Supply Corporation

                         SERVICES OUTSOURCING AGREEMENT

This Mobil Diesel Supply Corporation Services Outsourcing Agreement ("Agreement") is made effective as of the June 1, 2001 by and between Mobil Diesel Supply Corporation, a corporation having an office at 3225 Gallows Road, Fairfax, Virginia 22037, acting for and on behalf of ExxonMobil Oil Corporation (hereinafter called "MDS"), and Petro Stopping Centers L.P., a Limited Partnership with its principal place of business at 6080 Surety Drive, El Paso, Texas 79905, (hereinafter called "Petro")

                             PRELIMINARY STATEMENTS

1. Petro operates and is the franchisor of large, multi-service truck stops in the United States, which are known as "Petro Stopping Centers." Petro Stopping Centers offer a broad range of products, services and amenities, including diesel fuel, gasoline, truck preventive maintenance centers, home-style restaurants, and retail merchandise stores to the professional truck driver industry and other highway motorists.

2. Petro is a major reseller of Mobil branded diesel fuel, gasoline and lubricants. A PMPA Motor Fuels Franchise Agreement (hereinafter called "Franchise Agreement") is in place between ExxonMobil Oil Corporation (formerly Mobil Oil Corporation, hereinafter called "Mobil Oil") and Petro under which Petro purchases diesel fuel and gasoline from Mobil Oil for resale under the Mobil brand. A Master Supply Agreement for the Resale Of Oil And Greases is also in place between Mobil Oil and Petro under which Petro purchases lubricants from Mobil Oil for resale under the Mobil brand.

3. Mobil Long Haul, Inc. a wholly-owned subsidiary of Exxon Mobil Corporation, is one of the partners in Petro Stopping Centers Holdings ,L.P. and accordingly holds 2 board of director positions on the Petro Board.

4. MDS is a wholly-owned subsidiary of ExxonMobil Oil Corporation formed in 1997 principally to purchase unbranded diesel fuel at the request of Mobil Oil from third party suppliers, brand such diesel fuel "Mobil" and then sell the Mobil branded diesel fuel to Petro for resale under the Mobil brand in accordance with the Franchise Agreement. MDS's principal purpose is to act for and on behalf of Mobil Oil in an effort to provide Petro with Mobil branded diesel fuel to meet Mobil Oil's obligations to sell such diesel fuel under the Franchise Agreement not otherwise supplied directly by Mobil Oil under the Franchise Agreement. The Mobil branded diesel fuel is sold by MDS to Petro at cost. MDS does not anticipate profits, and operational expenses should be minimized. At Mobil Oil's request, MDS also sells to Petro Mobil branded diesel and gasoline, sourced from Mobil Oil, for resale by Petro under the Mobil brand in accordance with the Franchise Agreement.

5. Petro has been providing the majority of the services from MDS described in the work (as defined below) since March 1997. MDS has received assurances from Petro that Petro can continue to provide these services, which include fuel procurement, accounting and administrative services to MDS. Consequently, MDS now wishes to contract with Petro for the provision of such services all in accordance with this Agreement.

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NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth in this Agreement, and other valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, MDS and Petro hereby agree as follows:

Article 1: Scope of Work

1.1  Work

Petro shall perform all fuel procurement, accounting and administrative tasks associated with the day to day operations of MDS more particularly described in Schedule A and summarized on Schedule C attached hereto and incorporated herein, together with any other related services requested by MDS from time to time and as mutually agreed by the parties (hereinafter called the "Work"). The Work shall use the processes described in a separate Procedures Manual prepared by MDS and Petro which may be modified from time to time by mutual agreement of the parties (hereinafter called the "Manual") a copy of which is attached hereto as Exhibit C.

1.2  Policies and Procedures

Petro shall perform the Work in accordance with this Agreement and the processes and procedures described in the Manual.

Article 2: Term

This Agreement shall commence on June 1, 2001 (hereinafter referred to as the "Commencement Date"), and, subject to the termination rights otherwise set out in this Agreement, shall expire at midnight on July 22, 2009 ("hereinafter referred to as the "Expiry Date"). This Agreement is tied to the Franchise Agreement, and accordingly may be extended for one ten (10) year period at MDS's discretion upon providing Petro with no less than 180 days written notice prior to the Expiry Date, to the extent the terms of the Franchise Agreement are so extended.

Article 3: Relationship of Parties

3.1  Independent Contractor

Petro and MDS acknowledge and agree that this Agreement is not and shall not be construed as an agreement of joint venture, partnership, agency, franchise or employment between the parties or their respective employees. Petro has sole authority and responsibility to employ, discharge and otherwise control its employees, and neither Petro, nor any of its officers, directors, employees, agents, contractors or other representatives ("Representatives") are or shall be deemed to be employees of MDS. Petro agrees to comply with all laws, statutes, regulations, rules rulings, ordinances, standards and/or directives of all federal, state, county, municipal and/or local government departments and/or agencies applicable to it as such employer. The parties acknowledge and agree that Petro is an INDEPENDENT OPERATOR whose operations are independent, separate, and apart from those of MDS.

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3.2  Taxes

Petro agrees that all of Petro's employees and/or other Representatives assigned to perform the Work for MDS under this Agreement shall be employees and/or other Representatives of Petro and not employees or other Representatives of MDS for any purposes whatsoever. Petro shall be exclusively responsible for filing all applicable tax returns and reports and for withholding and/or paying applicable federal, state, and local taxes (including but not limited to wage and employment taxes, sales taxes, capital gains taxes, personal property taxes, franchise taxes, income taxes, gross receipts taxes, taxes measured by gross income, social security taxes and unemployment taxes for Petro or Petro's employees and/or other Representatives) to which Petro may be subject for the Work performed under this Agreement.

3.3  Taxpayer Identification No.

Petro's taxpayer identification number is 742628339.

3.4  Petro Employees

As used in this Agreement, "Petro employee" shall mean an employee of Petro or of any of its Affiliates, to the extent employed for the purpose of performing any of the Work.

3.5  Consideration

In consideration of the work to be performed by Petro, on behalf of MDS hereunder, MDS shall pay to Petro the amount of $ 5,000.00 annually, said amount to be due within 30 days of the Commencement Date for the first twelve month term of this Agreement and for each subsequent period within 30 days of the anniversary of the Commencement Date, with the amount prorated if the final period is less than one year.

Article 4: Representations and Warranties

4.1  Petro represents, warrants and covenants that:

     (a) Good Standing: Petro is a limited partnership, validly existing and in good standing under the laws of the State of Delaware.

     (b) Organization: Petro has the partnership power and authority to perform its Work and obligations hereunder, and to consummate the transactions contemplated hereby.

     (c) Due Authorization: The execution and delivery of this Agreement and the consummation and performance of the Work, obligations and transactions contemplated herein have been duly and validly authorized by all requisite partnership action.

     (d) Binding Obligation: When duly executed and delivered by the parties hereto, this Agreement will constitute the valid and legally binding obligation of Petro and will be enforceable against Petro in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of the rights of creditors generally.

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     (e)  No Conflict: Upon approval by its Board of Directors which, by Petro's execution of this Agreement shall be deemed to have been provided as at the date hereof, the execution and delivery of this Agreement, the consummation and performance of the Work, obligations and transactions contemplated hereby, and compliance by Petro with any of the provisions hereof will not violate, or conflict with, or require a consent, waiver, or approval under, or result in a breach of any provisions of, or constitute a default under, any of the terms, conditions or provisions of any contract, agreement or other instrument or obligation of any nature whatsoever to which Petro, or any Affiliate is a party. All consents, waivers, and approvals if any requested by Petro to enter into this Agreement have been obtained.

     (f) Compliance with Laws: To the best of Petro's knowledge, Petro is in material compliance with all applicable laws, statutes, regulations, rules, rulings, ordinances, standards and/or directives of all federal, state, county, municipal and/or local government departments and/or agencies ("Laws") applicable to it which may have any bearing on its ability to perform the Work and general obligations under this Agreement, and Petro shall continue to comply with all Laws now or hereafter having jurisdiction over the Work and/or those performing same.

     (g) Ability To Perform: No administrative proceeding, investigation, action, arbitration, claim or litigation is pending before any agency or in any forum, or, to the best of Petro's knowledge threatened, against Petro which may adversely affect Petro's ability to perform the Work and general obligations under this Agreement. Petro further represents, warrants and covenants that:

          (i) it has the required skills and capacity to perform and shall perform the Work in accordance with the standard of a Reasonable and Prudent Service Provider and the terms of this Agreement; and

          (ii) it shall execute the Work acting at all times to the standard of a Reasonable and Prudent Service Provider, using qualified and competent personnel having the requisite fuel procurement, accounting, administrative and any other relevant and appropriate experience necessary to perform and complete the Work in accordance with the terms of this Agreement; and

          (iii) it is knowledgeable of all legal requirements and business practices that are required to be followed in performing the Work in accordance with the terms of this Agreement.

          (iv) For the purposes of this Agreement, "Reasonable and Prudent Service Provider" shall mean a person seeking in good faith to perform its contractual obligations and in so doing and in the general conduct of its undertaking exercising that degree of skill, diligence, prudence and foresight that would reasonably and ordinarily be expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances and any reference to the standard of a Reasonable and Prudent Service Provider shall be a reference to such a degree of skill, diligence, prudence and foresight.

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     (h)  Further Assurances: Petro shall execute and deliver all such other instruments and take all such other actions as may reasonably be required from time to time in order to effectuate the terms and conditions set forth in this Agreement.

4.2  MDS represents, warrants and covenants that:

     (a) Good Standing: MDS is a corporation, validly existing and in good standing under the laws of the State of Delaware.

     (b) Organization: MDS has the corporate power and authority to enter into this agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

     (c) Due Authorization: The execution and delivery of this Agreement and the consummation and performance of MDS's obligations contemplated hereby have been duly and validly authorized by all requisite corporate action.

     (d) Binding Obligation: When duly executed and delivered by the parties hereto, this Agreement will constitute the valid and legally binding obligation of MDS and will be enforceable against MDS in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of the rights of creditors generally.

     (e) No Conflict: The execution and delivery of this Agreement, the consummation and performance of MDS's obligations contemplated hereby, and compliance by MDS with any of the provisions hereof will not violate, or conflict with, or require a consent, waiver or approval under, or result in a breach of any provisions of, or constitute a default under, any of the terms, conditions or provisions of any contract, agreement or other instrument or obligation of any nature whatsoever to which MDS is a party. All consents, waivers and approvals, if any, required by MDS to enter into this Agreement have been obtained.

     (f) Compliance with Laws: To the best of MDS's knowledge, MDS is in material compliance with all Laws applicable to it and there is no administrative proceeding, investigation, action, arbitration, claim, or litigation pending which might have any bearing on its ability to perform its obligations and responsibilities under this Agreement, MDS's policies and procedures are in material compliance with all Laws and MDS shall continue to comply with all Laws to which it is subject.

     (g) Further Assurances: MDS shall execute and deliver all such other instruments and take all such other actions as may reasonably be requested from time to time in order to effectuate the terms and conditions provided for herein.

     (h) MDS is knowledgeable of all the legal requirements and business practices that are required to be followed with regards to its responsibilities under this agreement

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          (i)   MDS has the required skills and capacity to perform and shall perform its responsibilities hereunder in accordance with the terms of this Agreement, at all times acting in accordance with the Reasonable and Prudent Service Provider standard.

Article 5: Business Practices

5.1  Standards of Performance

Petro shall at all times execute and perform the Work as Reasonable and Prudent Service Provider. The Work shall be provided by Petro free of any liens, claims, demands and encumbrances whatsoever.

5.2  Trademark Protection

Petro understands and agrees that the name "Mobil" and the Pegasus symbol, together with the Mobil brand name, trademark, trade name and trade dress and certain other brand names, trademarks, trade names and trade dress owned by MDS or any of its Affiliates, including Exxon Mobil Corporation or Mobil Oil (collectively, the "Marks"), are the exclusive Marks of MDS or such Affiliate as the case may be. Petro shall not acquire any right or license in, or to, any of the Marks as a result of its performance of the Work. Except as provided for in this Agreement, Petro shall not use these Marks in any advertising, promotion or sales of any materials or services without MDS's prior written consent, which may be withheld in MDS's sole discretion.

Article 6: Changes in the Work

6.1  Changes

Petro and MDS may mutually agree to changes in the scope of the Work and the processes to be used by Petro in the provision of the Work described in the Manual. To be effective, any such changes must be in writing as an amendment to this Agreement and signed by duly authorized representatives on behalf of Petro and MDS.

Article 7: Force Majeure

Neither party shall be required to perform any term, covenant, or condition of this Agreement so long as such performance is delayed or prevented by force majeure, which shall mean any acts of God, governmental restrictions, enemy or hostile governmental actions, strikes, lockouts, labor disputes, civil commotion's, fires or other casualties, or any other conditions which are beyond the reasonable control of either party and not due to the fault or negligence of such party. If, as a result of any of these occurrences, either party fails to perform any obligations specified in this Agreement and gives written notice of same to the other party within fifteen (15) days of the occurrence, then such failure shall not be deemed a breach or default and the applicable time periods in which to perform shall be extended, but only to the extent and for the period the failure results from one of the occurrences.

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Article 8: Inspection of Petro's Books and Records Related to Work Performed

8.1  Maintenance of Records

Throughout the term of this Agreement, Petro agrees to make, keep and maintain, in accordance with generally accepted accounting principles and practices consistently applied from year-to-year, complete books, records, financial accounts, correspondence, instructions, specifications, receipts, manuals, memoranda, vouchers, invoices and records of payments relating to the Work and Petro's performance of its obligations under this Agreement ("Records"), and all such Records shall be retained by Petro for a period of ten (10) calendar years from their initial creation.

8.2  Inspection

During the term of this Agreement and for as long thereafter as Petro is obliged to retain complete Records in accordance with Article 8.1 above, MDS and/or any third party representing MDS shall have the right to inspect and copy, at its own expense, during Petro's regular business hours, all such Records. Any fees charged by Petro for copying services shall be commercially reasonable. Petro's accounts shall be organized to provide the segregation required by MDS for the provision of the Work as more specifically set out in the Procedure Manual. MDS's right of inspection shall not apply to Petro's trade secrets or other proprietary information properly designated and/or asserted as such. It is expressly understood and agreed that Petro's obligations hereunder shall be deemed to include: (a) the obligation on the part of Petro to cause its Representatives to maintain Records in accordance with this Article 8; and (b) the obligation of Petro to cause its Representatives to agree in writing to the examination of their Records by MDS, all as set forth above.

8.3  Business Standards, Accuracy of Records, And Legal Compliance

Petro shall establish and maintain precautions to prevent its Representatives from making, receiving, providing, or offering substantial gifts, entertainment, payments, loans, or other consideration to employees, agents, contractors or other representatives of MDS for the purpose of influencing those persons to act contrary to the best interests of MDS. This obligation shall apply to the activities of the employees of Petro in their relations with the employees of MDS and their families and/or third parties arising from this Agreement. Petro agrees that all financial settlements, billings, and reports rendered to MDS or its representative(s) shall reflect properly the facts about all activities and transactions handled for MDS as part of the Work performed by Petro under this Agreement, which data may be relied upon as being complete and accurate in all material respects in any further recordings and reporting made by MDS or its representative(s) for whatever purpose. Petro agrees to notify MDS promptly upon discovery of any instance where Petro fails to comply with this Article 8.3. If Petro discovers or is advised of any errors or exceptions in the data provided to MDS, Petro and MDS will together review the nature of the errors or exceptions, and Petro will promptly rectify any such errors or exceptions as MDS may determine to be necessary.

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8.4  Audit

Upon reasonable prior notice, MDS's officers, directors, employees, agents, contractors or other representatives ("Representatives") shall have access, at all reasonable times, to all Petro and its Affiliate personnel, Records and data stored in computer files or microfiche of every description pertaining to the Work for the purpose of verifying costs of the Work and Petro's compliance with the terms of this Agreement. Petro shall maintain supporting data and accounting records in accordance with generally accepted accounting practices, and MDS's Representatives shall have the right, at MDS's sole cost and expense to reproduce any of these documents, subject to the provisions of Article 12 with respect to preserving the confidentiality of such items.

8.5  Survival of Obligations

Petro's obligations under this Article 8 shall survive expiration or termination of this Agreement for the period of time contemplated in Section 8.1 hereof.

Article 9: Default

Default

A. MDS may terminate this Agreement immediately and without notice if any of the following conditions occur:

     1. Petro becomes insolvent or insolvency, receivership or bankruptcy proceedings are commenced by or against Petro or MDS based on reasonable business judgement considers any such event(s) has become likely.

     2. Petro makes an assignment for the benefit of creditors, or Petro assigns or transfers this Agreement or any right or interest hereunder, or subcontracts the provision of the Work, in whole or in part, without the prior written consent of MDS.

B.   Petro shall be in default hereunder if:

     1. Petro fails to make prompt payment on behalf of MDS for fuel and fuel related taxes as required as part of its responsibilities in the provision of the Work hereunder; or

     2. Petro fails to timely report to MDS any incident involving fuel branding rights, tax audits or assessments; or

     3. Petro breaches any applicable laws or defaults in the performance of any of the material terms, conditions and/or obligations of this Agreement.

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          In the event of any such default under this Article 9 B, MDS shall provide Petro written notice specifying such default, and Petro shall have 2 days in the event of a default under Article 9 B (1) above and 5 days in the event of any other such default to cure such default. In the event that following notice of default, Petro fails to cure within the cure period, MDS may thereafter terminate this Agreement without further notice to Petro.

C. MDS shall be in default under this Agreement in the event MDS shall fail to perform any of the material terms, conditions, obligations and/or responsibilities of MDS hereunder. In such event, Petro shall provide written notice to MDS specifying such default and MDS shall have 5 days to cure such default. In the event that following notice of default, MDS fails to cure within the cure period Petro may thereafter terminate this Agreement without further notice to MDS.

Article 10: Assignment and Subcontracts

10.1

Neither MDS nor Petro may assign this Agreement without the prior written consent of the other, such consent not to be unreasonably withheld. Notwithstanding the foregoing, MDS or Petro may, at any time, assign this Agreement to one of their respective Affiliates. This Agreement shall inure to the benefit of and be binding on the lawful successors of the parties hereto. Petro may not subcontract the provision of any of the Work, in part or in whole, without the prior written consent of MDS, any such consent to be provided at MDS's sole discretion.

Article 11: Indemnity

11.1 Petro Indemnification

Subject to Articles 11.3 and 11.5 below, Petro agrees to protect, defend, indemnify and hold MDS, its Affiliates and their respective Representatives, (hereafter referred to collectively as "MDS Indemnified Parties") harmless from and against all claims, demands, and causes of action, including attorney's fees, of every type and character, without limit and without regard to the cause or causes thereof, which arise out of or are related in any way to the performance or breach by Petro of its obligations under the terms of this Agreement and which are asserted by or arise in favor of MDS.

11.2 MDS Indemnification

Subject to Articles 11.3 and 11.5 below, MDS agrees to protect, defend, indemnify and hold Petro, its Affiliates and their respective Representatives, (hereafter referred to collectively as "Petro Indemnified Parties") harmless from and against all claims, demands, and causes of action, including attorney's fees, of every type and character, without limit and without regard to the cause or causes thereof, which arise out of or are related in any way to the performance or breach by MDS of its obligations and responsibilities under the terms of this Agreement and which are asserted by or arise in favor of Petro.

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11.3 Loss Limits

Petro's liability under Article 11.1 and MDS's liability under Article 11.2 shall each be limited, as to lost profits, consequential damages, speculative and other damages in excess of actual damages, to $1.5 million per actual occurrence, and a $4 million annual aggregate.

11.4 Survival of Indemnities

Petro's and MDS' obligations under this Article 11 shall survive expiration or termination of this Agreement.

11.5 Gross Negligence and Willful Misconduct

Notwithstanding anything to the contrary in this Agreement, each party shall bear full responsibility, without limit, for its gross negligence or willful misconduct attributable to its managerial and senior supervisory personnel and, in no event, will a party be required to release or indemnify the other party for gross negligence or willful misconduct attributable to the other party's managerial or senior supervisory personnel.

Article 12: Confidentiality

12.1 Non-Disclosure

Each party agrees not to use, disclose, sell, license, publish, reproduce or otherwise make available the Confidential Information of the other party except and only to the extent necessary to perform its obligations under this Agreement. Each party agrees to secure and protect the other party's Confidential Information in a manner consistent with the maintenance of the other party's confidential and proprietary rights in the information and to take appropriate action by instruction or agreement with its Representatives who are permitted access to the other party's Confidential Information to satisfy its obligations under this Article. Confidential Information shall not include any information which is publicly available at the time of disclosure or subsequently becomes publicly available through no fault of the receiving party or is rightfully acquired by the receiving party from a third party who is not in breach of an agreement to keep such information confidential. The provisions of this Article 12 shall survive expiration or termination of the Agreement.

12.2 Definition

"Confidential Information" means a party's information, (including information of any of their respective Affiliates) not generally known by non-party personnel, used by the party and which is proprietary to the party or the disclosure of which would be detrimental to the party. Confidential Information includes, but is not limited to, the following types of information (whether or not reduced to writing or designated as confidential):

     (a) work product resulting from or related to Work performed under this Agreement;

     (b)  a party's computer software, including documentation;

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     (c)  a party's internal personnel, financial, marketing and other business information and/or its manner and method of conducting business;

     (d) a party's strategic, operations and other business plans and forecasts; and

     (e) confidential information provided by or regarding a party's employees, customers, vendors and other contractors.

Article 13: Responsibilities of the Parties

13.1 MDS' Responsibilities

MDS or its Affiliates shall provide to Petro the following services and materials to be used only for the performance of the Work under this Agreement:

     (a) MDS will use reasonable efforts to timely review or cause to be reviewed and either promptly approve and execute or promptly advise Petro as to MDS' objections thereto, all MDS unbranded fuel supply agreements negotiated by Petro with suppliers as part of the Work provided under this Agreement.

     (b) MDS will use reasonable efforts to obtain and maintain, or cause to be obtained and maintained in full force and effect all permits and licenses for MDS in order for MDS, upon request from Mobil Oil, to contract with suppliers for the purchase of unbranded fuel for sale to Petro as Mobil branded product under the Franchise Agreement in states with Petro operations. All cost and expense of such licenses and permits will be borne by MDS.

     (c) MDS will use reasonable efforts to obtain and maintain, or cause to be obtained and maintained in force and effect all state, county, and other taxing jurisdictions bonds, licenses, and certificates for MDS to conduct business in States where MDS is requested by Mobil Oil to purchase unbranded fuel from suppliers for Mobil branding and sale to Petro for resale under the Franchise Agreement. All cost and expense of such bonds, licenses and certificates will be borne by MDS.

     (d) MDS will assist or procure assistance for Petro in seeking to resolve any state audits, issues or questions related to MDS taxable liabilities.

     (e) MDS will provide or procure the provision of instructions and guidance to Petro in respect of the monthly and year-end financial reporting requirements for MDS.

     (f) MDS will timely complete or procure the timely completion of all MDS federal and state initial filing and reporting requirements for locations authorized under the Franchise Agreement to sell Mobil-branded fuel purchased by Petro from MDS. All cost and expense associated with such filing and reporting requirements will be borne by MDS. Petro will complete the monthly motor fuel tax forms and make payment to the respective states.

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     (g)  MDS will use reasonable efforts to promptly provide to Petro or procure the provision of all information required by fuel suppliers questions, including without limitation, questions related to MDS financial condition, insurance coverage and any other corporate inquiries.

     (h) MDS or its Affiliate Fuels Marketing Group will provide MDS logo stationary and envelopes for use by Petro strictly in the provision of he Work under the terms of this Agreement.

13.2 Petro's Responsibilities

To the extent required to perform the Work, Petro shall provide, at its sole cost and expense:

     (a)  Petro employees to perform the Work in accordance with this Agreement.

     (b) Establish and maintain separate bank accounts for MDS payments made to suppliers for unbranded fuel purchased by Petro on behalf of MDS as part of the Work.

     (c) High quality computers, including internet access, necessary to perform the Work in accordance with this Agreement.

     (d) Management Information Systems support necessary to carry out the Work in accordance with this Agreement.

     (e) Training and continuing education for its Representatives necessary to provide the Work in accordance with this Agreement.

Article 14: Miscellaneous Provisions

14.1 Notices

Any notice given under the provisions of this Agreement shall be in writing and shall be delivered personally, or sent by U.S. mail (certified, return receipt requested) or by an overnight courier service (where permitted by applicable law) or by facsimile (where permitted by applicable law), addressed as follows:

                                    Petro Stopping Centers, L.P.
                                    6080 Surety Drive
                                    El Paso, Texas 79905
                                    Attn:   Jack Cardwell
                                    Fax:    915-774-7373

With a copy to:

                                    Petro Stopping Centers, L.P.
                                    6080 Surety Drive
                                    El Paso, Texas  79905
                                    Attn:   General Counsel
                                    Fax:    915-774-7366

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And                                 Mobil Diesel Supply
                                    3225 Gallows Road
                                    Fairfax, VA  22037-0001
                                    Attn:   Jim Mixter        Rm 6D2115
                                    Fax:    703-846-1440

And

                                    ExxonMobil Oil Corporation
                                    Fuels Marketing Law Department
                                    3225 Gallows Road
                                    Fairfax, VA 22037-0001
                                    Fax:    703-846-5802
                                    Attention: D. R. Little


Notice by certified mail or by overnight courier service shall be deemed given on the date when such notice is actually posted in the U.S. Mail or actually delivered to the overnight courier service. Either party may change the place to which notice is to be sent by written notice duly given as required herein, but such notification shall not be effective until actually received by the other party.

14.2 Governing Law

This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia.

14.3 No Waiver

The failure of either party to insist on a strict performance of any of the agreements, terms, representations, covenants and conditions hereof shall not be deemed a waiver of any rights or remedies that such party may have for any subsequent breach, default or non-performance, and either party's right to insist on strict performance of this Agreement shall not be affected by any previous waiver or course of dealing. No failure or delay on the part of either party in exercising any power or right under this Agreement shall operate as a waiver. Nor does any single or partial exercise of any power or right preclude any other power or right. No waiver by a party of any provision of this Agreement or any breach or default, shall be effective unless in writing and signed by the party against whom the waiver is to be enforced. The rights and remedies under this Agreement shall be cumulative, and the exercise or enforcement of any one or more of them shall not preclude the exercise or enforcement of any of the other rights or remedies listed in this Agreement.

14.4 Captions

The captions in this Agreement are for purposes of convenience only and form no part of this Agreement. In no event shall they be deemed to limit, expand, modify or to aid in the interpretation of the text of this Agreement.

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14.5 Severability

The invalidity or unenforceability of any portion(s) or provision(s) of this Agreement shall in no way affect the validity or enforceability of any other portion(s) or provision(s) hereof. Any invalid or unenforceable provision(s) shall be deemed severed from this Agreement and the balance of this Agreement shall be construed and enforced as if this Agreement did not contain the particular portion(s) or provision(s) held to be invalid and/or unenforceable.

14.6 Public Announcements

The parties agree that neither will issue any press release nor make other public statements with respect to this Agreement without the prior agreement of the other party. The parties will consult with the other with respect to the content of any such release, announcement, or statement.

14.7 Affiliate; Person Defined

As used in this Agreement, the term "Affiliate" shall mean any Person which directly (or indirectly through one (1) or more intermediaries) controls or is controlled by either party hereto or is under common control with either party hereto. For the purpose of this definition, the terms "control" "controlled by" and "under common control with" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares or otherwise. As used in this Agreement, the term "Person" shall mean any natural person, joint venture, general partnership, limited partnership, trust, business trust, cooperative, association, or corporation.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above mentioned, indicating their consent to the terms of this Agreement.

                                       MOBIL DIESEL SUPPLY
                                       CORPORATION

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       PETRO STOPPING CENTERS, L.P.

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

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